Exhibit 5.1

February 18, 2026

Remitly Global, Inc.
401 Union Street, Suite 1000
Seattle, Washington 98101

Re: Registration Statement on Form S-8 of Shares of Common Stock, $0.0001 par value per share, of Remitly Global, Inc.

Ladies and Gentlemen:

We have acted as counsel to Remitly Global, Inc. (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an aggregate of 12,637,530 shares of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”), of which (i) 10,531,275 shares of Common Stock may be issued under the Remitly Global, Inc. 2021 Equity Incentive Plan, as amended and restated to date (the “2021 Plan”), and (ii) 2,106,255 Shares may be issued under the Remitly Global, Inc. 2021 Employee Stock Purchase Plan, as amended and restated to date (the “2021 ESPP” and together with the 2021 Plan, the “Plans” and such shares collectively under the Plans, the “Shares”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to each applicable Plan, upon the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP